Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
MARCH 7, 2013		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES 2012 ANNUAL RESULTS

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI), a $1.1 billion bank holding company with two bank subsidiaries, announced its financial results for the 2012 calendar year.  Premier realized record annual net income of $10,323,000 ($1.24 per diluted share) during the year ending December 31, 2012, a 44.0% increase from the $7,168,000 ($0.74 per diluted share) reported for the year ending December 31, 2011.  The increase in net income in 2012 was largely due to a decrease in non-interest expense and interest expense as well as gains on the sale of a note and the disposition of securities.  These items more than offset a decrease in interest income and non-interest income plus an increase in the provision for loan losses.

Net interest income for the year ending December 31, 2012 totaled $43.999 million, compared to $44.208 million of net interest income earned during 2011, a decrease of $209,000, or 0.5%.  Total interest income in 2012 decreased by $2.1 million, or 4.0%, when compared to 2011, largely due to a $1.246 million, or 2.8%, decrease in interest income on loans and an $837,000, or 10.5%, decrease in investment income.  The decrease in total interest income was substantially offset by a $1.891 million, or 22.7%, decrease in total interest expense.  The decrease in total interest expense was largely due to a $1.574 million, or 22.1%, decrease in interest expense on deposits as well as a $149,000 decrease in interest expense on FHLB advances at the subsidiary banks, a $98,000 decrease in interest expense on other borrowings at the parent company, and a $70,000 decrease in interest expense on federal funds purchased and repurchase agreements.

During 2012, Premier recorded $4.260 million of provision for loan losses compared to $3.630 million of provision for loan losses recorded during 2011.  Provision expense in 2012 was largely to provide for loans identified as impaired under Premier’s internal analyses of evaluating credit risk as management monitors the extended decline in economic conditions and the related impact on borrowers’ repayment abilities.  As the pace of economic recovery continues to be sluggish in Premier’s markets, the ability of borrowers to consistently make their loan payments is increasingly being tested.  While total non-accrual loans have decreased by $16.5 million during 2012, most of the decreases in non-accrual loans in 2012 were loans discounted at the time of purchase and therefore a significant level of specific reserves on these loans was deemed not to be necessary.  The amount of future provisions for loan losses will depend on any future improvement or further deterioration in the estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk.  Net charge-offs in 2012 decreased by $1.1 million largely due to a sizeable fourth quarter 2011 charge-off of a borrowing relationship in Premier’s Kentucky market.

Exhibit 99.1

Net overhead costs (non-interest expenses less non-interest income) for the calendar year 2012 totaled $26.751 million compared to $29.610 million in the year 2011.  The $2.859 million decrease in net overhead costs when compared to 2011 is largely attributable to $1.720 million of conversion expenses incurred in 2011 related to the company’s conversion to a new operating system and $1.079 million of savings on outside data processing costs as a result of the new third party provider.  Non-interest income decreased by $372,000, or 5.4%, in 2012 when compared to 2011 as a $174,000, or 9.4%, increase in electronic banking income was more than offset by a $282,000, or 7.4%, decrease in service charges on deposit accounts and a $261,000, or 28.7%, decrease in other types of non-interest income.  Non-interest expenses decreased by $3.249 million, or 8.9%, in 2012 compared to 2011, largely due to a $1.695 million decrease in conversion expenses, a $1.079 million decrease in outside data processing costs, a $1.115 million, or 6.9%, decrease in staff costs and a $559,000, or 17.0%, decrease in other operating expenses.  Other decreases in operating expense include a $414,000, or 33.9%, decrease in FDIC insurance expense, a $347,000, or 7.1%, decrease in occupancy and equipment expenses, a $258,000, or 37.6%, decrease in supplies expense and a $120,000, or 15.2%, decrease in core deposit amortization expense.  These expense decreases were partially offset by a $2.109 million increase in OREO expenses (including a $1.351 million increase in OREO writedowns, net of realized gains which were higher in 2011), and a $215,000, or 22.3%, increase in professional fees.

Not included in net overhead costs, but certainly improving the net income for the year, Premier also realized $545,000 in gains on the early call of two investment securities during 2012 and recognized a $2.463 million gain on the sale of a loan on non-accrual status.

President and CEO Robert W. Walker commented, “2012 was another momentous year for our company as we began realizing the expense savings we anticipated from our data processing conversion and internal merger in 2011.  We also consummated another internal merger in 2012, merging our Ohio River and Farmers Deposit subsidiaries into Citizens Deposit Bank which should also add to our expense savings.  In 2012, non-accrual loans decreased by $16.5 million, or 39.1%, since the end of last year, some as a result of foreclosure, some we returned to accrual status and one we sold for a $2.5 million profit.  We also realized $545,000 of gains on the unanticipated call of two securities in our investment portfolio.  In 2012, we purchased and retired $10.3 million of our Series A Preferred Stock, realizing a $1.0 million discount to the face value.  Yet, we are still mindful that the pace of economic recovery is painfully slow.  Our net interest income decreased by 0.5% in 2012, ending seven years of consecutive increases, OREO expenses increased by $2.1 million in 2012 due to writedowns and carrying costs, and the provision for loan losses increased by $630,000.  While Premier’s results will still be subject to the strengths and weaknesses of our local and national economy, we continue to be excited about our future and look forward to meeting its challenges.  In the second half of 2012 alone, total loans increased by $34.4 million.  Certainly we are thankful for the resiliency of our customers in managing their cash flow to keep their loans current.”

For the quarter ending December 31, 2012, Premier realized net income of $2,990,000 compared to $2,655,000 of net income reported for the fourth quarter of 2011.  On a diluted per share basis, Premier earned $0.34 during the fourth quarter of 2012 compared to $0.30 reported for the fourth quarter of 2011.  The increase in quarterly earnings in 2012 was primarily the result of gains on the disposition of assets which more than offset a decreased in net interest income and increases in operating expenses and provision expense.

Exhibit 99.1

Net interest income for the quarter ending December 31, 2012 totaled $10.256 million, compared to $10.873 million of net interest income earned in the fourth quarter of 2011.  When compared to the fourth quarter of 2011, net interest income decreased in 2012 by $617,000, or 5.7%, as an $890,000 decrease in interest income on loans was partially offset by a $395,000 decrease in interest expense on deposits.  Total interest income earned in the fourth quarter of 2012 decreased by $1.099 million, or 8.6%, when compared to the fourth quarter of 2011, largely due to the $890,000, or 8.2%, decrease in interest income on loans and a $206,000, or 11.1%, decrease in investment income.  Partially offsetting the decrease in total interest income was a $482,000, or 25.2%, decrease in total interest expense in the fourth quarter of 2012 when compared to the fourth quarter of 2011, largely due to the $395,000, or 24.3%, decrease in interest expense on deposits.  Otherwise, a $48,000 decrease in interest expense on FHLB advances at the subsidiary banks was complemented by a $23,000, or 11.3%, decrease in interest expense on other borrowings at the parent company and a $16,000 decrease in interest expense on repurchase agreements and other short-term borrowings.

During the quarter ending December 31, 2012, Premier recorded $1.3 million of provision for loan losses compared to $480,000 of provision for loan losses during the same quarter of 2011.  Provision expense in the fourth quarter of 2012 was largely to provide for an increase in specific reserve allocations on loans identified as impaired under Premier’s internal analyses of evaluating credit risk as management monitors the extended decline in economic conditions and the related impact on borrowers’ repayment abilities.  As the pace of economic recovery continues to be sluggish in Premier’s markets, the ability of borrowers to consistently make their loan payments is increasingly being tested.  The sluggish economy is also extending the length of time it would normally take Premier to liquidate other real estate owned as a result of foreclosures.  The amount of future provisions for loan losses will depend on any future improvement or further deterioration in the estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk.

Net overhead costs for the quarter ending December 31, 2012 totaled $6.999 million compared to $6.261 million in the fourth quarter of 2011.  The $738,000 increase in net overhead, when compared to the fourth quarter of 2011, is largely attributable to a $747,000 increase in non-interest expenses, partially offset by a $9,000 increase in non-interest income.  The $747,000 increase in non-interest expenses was largely due to a $1.953 million increase in OREO expenses (including a $1.770 million increase in OREO writedowns, net of realized gains which were higher in 2011), a $36,000, or 15.3%, increase in professional fees and a $45,000 increase in taxes not on income.  These expense increases were partially offset by a $439,000, or 10.9%, decrease in staff costs, a $333,000, or 29.8%, decrease in outside data processing costs, a $191,000, or 57.7%, decrease in collection costs, a $86,000, or 7.2%, decrease in occupancy and equipment costs and a $164,000, or 22.5%, decrease in other operating expenses.  Non-interest income increased by $9,000 in the fourth quarter of 2012 when compared to the fourth quarter of 2011 as a $32,000, or 6.8%, increase in electronic banking income and a $43,000, or 65.2%, increase in secondary market mortgage income were nearly offset by a $14,000, or 1.5%, decrease in service charges on deposit accounts and a $52,000, or 23.0%, decrease in other non-interest income.

Not included in net overhead costs, but certainly improving the net income for the quarter, Premier also realized a $273,000 gain on the early call of an investment security during the fourth quarter of 2012 and recognized a $2.463 million gain on the sale of a loan on non-accrual status.

Exhibit 99.1

Total assets as of December 31, 2012 decreased by $3.3 million, or 0.3%, from the $1.1 billion of total assets at year-end 2011.  The decrease in total assets since year-end is largely due to the reduction in liquid assets used to repay $10.1 million of FHLB advances upon maturity and reduce outstanding borrowings at the parent company by $2.1 million, or 11.5%.  Offsetting some of this decrease in funding liabilities was a $2.0 million or 1.0% increase in non-interest bearing deposits, a $3.5 million, or 0.5%, increase in interest bearing deposits and a $2.9 million, or 12.5%, increase in customer repurchase agreements.  On the asset side of the balance sheet, liquid assets, such as cash, bank balances and federal funds sold, decreased by $12.6 million, or 15.3%, as proceeds were used to repay the maturing FHLB advances and reduce outstanding borrowings.  However, the decrease in liquid assets was more than offset by increases in earning assets such as securities and loans.  Securities available for sale increased by $5.5 million, or 2.0%, since year-end 2011 while total loans outstanding increased by $13.7 million, or 2.0%.  Most of the growth in loans outstanding occurred in the second half of 2012 as total loans outstanding have increased by $34.4 million since June 30, 2012.  Also reducing total assets at year-end 2012 are an 8.7% decrease in other real estate owned, a 2.0% decrease in intangible assets resulting from normal amortization and an 18.9% decrease in other assets resulting from decreases in prepaid FDIC insurance, net deferred tax assets and investments in Federal Home Loan Bank stock.

Stockholders’ equity of $144.3 million equaled 12.9% of total assets at December 31, 2012, which compares to stockholders’ equity of $144.0 million, or 12.8% of total assets at December 31, 2011.  During the third quarter of 2012, Premier redeemed $10.3 million of its Series A Preferred Stock from the U.S. Treasury during an auction conducted by the U.S. Treasury.  At that time, the U.S. Treasury sold the remaining $12.0 million of Premier’s Series A Preferred Stock to private investors.  The resulting reduction in preferred equity in 2012 was offset by Premier’s $10.3 million of reported net income plus a $1.6 million, net of tax, increase in the market value of its investment portfolio available for sale.  Premier also paid $1.7 million of common stock dividends and $984,000 of preferred stock dividends during 2012.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Exhibit 99.1

Following is a summary of the financial highlights for Premier as of and for the periods ending December 31, 2012.

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights
Dollars in Thousands (except per share data)

	For the Quarter Ended		For the Year Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2012	2011	2012	2011
Interest Income	11,683	12,782	50,435	52,535
Interest Expense	1,427	1,909	6,436	8,327
Net Interest Income	10,256	10,873	43,999	44,208
Provision for Loan Losses	1,300	480	4,260	3,630
Net Interest Income after Provision	8,956	10,393	39,739	40,578
Non-Interest Income	1,709	1,700	6,521	6,893
Gain on Sale of Assets	2,735	-	3,008	18
Non-Interest Expenses	8,708	7,961	33,272	36,521
Income Before Taxes	4,692	4,132	15,996	10,968
Income Taxes	1,702	1,477	5,673	3,800
NET INCOME	2,990	2,655	10,323	7,168
Discount on Redemption of Preferred Stock	-	-	905	-
Preferred Stock Dividends and Accretion	(164)	(305)	(1,073)	(1,221)
Net Income Available to Common Stockholders	2,826	2,350	10,155	5,947

EARNINGS PER SHARE	0.36	0.30	1.28	0.75
DILUTED EARNINGS PER SHARE	0.34	0.30	1.24	0.74
DIVIDENDS PER SHARE	0.11	0.00	0.22	0.00

Charge-offs	668	3,161	3,153	4,026
Recoveries	101	78	586	326
Net charge-offs	567	3,083	2,567	3,700

Exhibit 99.1

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights (continued)
Dollars in Thousands (except per share data)

	Balances as of
	December 31	December 31
	2012	2011
ASSETS
Cash and Due From Banks	32,473	29,380
Interest Bearing Bank Balances	33,536	42,676
Federal Funds Sold	4,236	10,832
Securities Available for Sale	283,975	278,479
Loans Held for Sale	200	70
Loans (net)	693,137	681,128
Other Real Estate Owned	13,366	14,642
Other Assets	27,268	33,612
Goodwill and Other Intangibles	32,596	33,268
TOTAL ASSETS	1,120,787	1,124,087

LIABILITIES & EQUITY
Deposits	930,583	925,078
Fed Funds/Repurchase Agreements	26,102	23,205
FHLB Advances	-	10,083
Other Borrowings	16,049	18,130
Other Liabilities	3,757	3,584
TOTAL LIABILITIES	976,491	980,080
Preferred Stockholders’ Equity	11,896	21,949
Common Stockholders’ Equity	132,400	122,058
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	1,120,787	1,124,087

TOTAL BOOK VALUE PER COMMON SHARE	16.63	15.38
Tangible Book Value per Common Share	12.53	11.19

Non-Accrual Loans	25,806	42,354
Loans 90 Days Past Due and Still Accruing	3,890	4,527